UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Please see the information attached to this report on Form 8-K as Exhibits 99.1 and 99.2.

This report on Form 8-K contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “may,” “plan,” “potential,” “predict,” “should,” or “will” or the negative of such terms or other comparable terminology. Specifically, all statements included in this Form 8-K that address activities, events or developments that Orange 21 expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: the inability to successfully grow the brand; the inability to achieve organic value creation; and costs associated with the turnaround initiatives. For a more detailed discussion of the risks and uncertainties of the company’s business, please refer to the company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the period ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the period ended June 30, 2007. Although Orange 21 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither Orange 21, nor any other person, assume responsibility for the accuracy or completeness of such forward-looking statements. Orange 21 undertakes no obligation to update any of the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter from Orange 21 Inc. to Thesis Capital Management, LLC, dated October 1, 2007.

99.2	Letter from Orange 21 Inc. to its friends and constituents, dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2007	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Orange 21 Inc. to Thesis Capital Management, LLC, dated October 1, 2007.

99.2	Letter from Orange 21 Inc. to its friends and constituents, dated October 1, 2007.